SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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NEXTERA ENTERPRISES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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One Exeter Plaza
699 Boylston Street
Boston, Massachusetts 02116

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 24, 2004

To our stockholders:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Nextera Enterprises, Inc., a Delaware corporation, will be held at the Lenox Hotel, 61 Exeter Street @ Boylston, Boston, Massachusetts 02116 on May 24, 2004 at 9:00 a.m. local time, for the following purposes:

1. To elect seven directors to hold office until the Annual Meeting of Stockholders following fiscal 2004. Our current Board of Directors has nominated and recommends for election as directors the following seven persons:

Ralph Finerman	Alan B. Levine	Richard V. Sandler
Steven B. Fink	Stanley E. Maron	Karl Sussman
Keith D. Grinstein

2. To ratify the selection of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2004.

3. To transact such other business as may properly come before the Annual Meeting or any continuation, adjournment or postponement thereof.

      The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

      The Board of Directors has fixed the close of business on April 23, 2004 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any continuation, adjournment or postponement thereof.

By Order of the Board of Directors

STANLEY E. MARON
Secretary

April 23, 2004

Boston, Massachusetts

      All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, sign, date and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if a broker, bank or other nominee holds your shares of record and you wish to vote at the meeting, you must obtain a proxy issued in your name from the record holder.

One Exeter Plaza
699 Boylston Street
Boston, Massachusetts 02116

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

      The enclosed proxy is solicited by the Board of Directors of Nextera Enterprises, Inc. for use at the Annual Meeting of Stockholders to be held on May 24, 2004, at 9:00 a.m. local time, or at any continuation, adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Lenox Hotel, 61 Exeter Street @ Boylston, Boston, Massachusetts 02116 on May 24, 2004. The approximate date on which this proxy statement and the accompanying proxy card were first sent to stockholders was May 3, 2004.

Solicitation

      We will bear the cost of soliciting proxies for the upcoming Annual Meeting. We will ask banks, brokerage houses, fiduciaries and custodians holding stock in their names for others to send proxy materials to and obtain proxies from the beneficial owners of such stock, and we will reimburse them for their reasonable expenses in doing so. In addition to soliciting proxies by mail, we and our directors, officers and regular employees may also solicit proxies personally, by telephone or by other appropriate means. No additional compensation will be paid to our directors, officers or other regular employees for such services.

Voting Rights and Outstanding Shares

      Stockholders of record at the close of business on April 23, 2004 (the “record date”) are entitled to receive notice of and to vote at the Annual Meeting. As of the record date, we had outstanding and entitled to vote 30,025,441 shares of our Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”), 3,844,200 shares of our Class B Common Stock, par value $0.001 per share (the “Class B Common Stock,” and together with the Class A Common Stock the “Common Stock”), and 43,284 shares of our Series A Cumulative Convertible Preferred Stock, par value $.001 per share (the “Series A Preferred Stock”).

      Holders of our Class A Common Stock of record on the record date will be entitled to one vote per share on all matters to be voted upon for each share of Class A Common Stock held. Holders of our Class B Common Stock of record on the record date will be entitled to ten votes per share on all matters to be voted upon for each share of Class B Common Stock held. Holders of our Series A Preferred Stock on the record date will be entitled to 145 votes per share (which equals the number of whole shares of Class A Common Stock into which one share of Series A Preferred Stock is convertible as of the record date) on all matters to be voted upon for each share of Series A Preferred Stock held.

      All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be considered shares entitled to vote in the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes (i.e., shares held by a broker or nominee that are represented at the meeting but which the broker or nominee is not empowered to vote on a particular proposal) are counted towards a quorum but are not counted for any purpose in determining whether a matter has been approved.

Revocability of Proxies

      Any stockholder giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with our Secretary at our principal executive offices, One Exeter Plaza, 699 Boylston Street, Boston, Massachusetts 02116, a written notice of revocation or a duly executed proxy bearing a later date. A stockholder of record at the close of business on the record date may vote in person if present at the meeting, whether or not he or she has previously given a proxy. Attendance at the meeting will not, by itself, revoke a proxy.

PROPOSAL 1

ELECTION OF DIRECTORS

      The Board of Directors currently consists of seven members. Our Amended and Restated Bylaws provide that our Board of Directors shall be elected at the annual meeting of stockholders and each director shall serve until such person’s successor is elected and qualified or until such person’s death, retirement, resignation or removal. Our Third Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and Bylaws provide that the number of directors that shall constitute the whole Board of Directors shall not be less than seven and not more than thirteen directors, the exact number of directors to be determined by one or more resolutions adopted from time to time by the Board of Directors. The authorized number of directors is currently set at seven. Each of the nominees for election is currently a member of our Board of Directors. If elected at the Annual Meeting, each of the seven nominees would serve until our Annual Meeting of Stockholders following fiscal 2004, in each case until a successor is elected and has qualified, or until such director’s earlier death, resignation or removal.

      Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as our Board of Directors may propose. Each person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unable to serve.

      Biographical information for each person currently serving as a director or nominated as a director is set forth below.

Ralph Finerman

      Mr. Finerman, 68, currently serves as a director of Nextera, a position he has held since August 1998. Mr. Finerman also serves as an officer or director of other privately-held affiliates of Knowledge Universe, LLC and subsidiaries of Nextera. Knowledge Universe LLC beneficially owns or controls approximately 71.6% of the voting power of our outstanding Common Stock and Series A Preferred Stock. Mr. Finerman is a CPA and an attorney and practiced in New York prior to forming RFG Financial Group, Inc. in 1994. Mr. Finerman currently serves as President of RFG Financial Group.

Steven B. Fink

      Mr. Fink, 53, currently serves as a director of Nextera, a position he has held since February 1997. Mr. Fink previously served as Chairman of the Board of Directors of Nextera between October 1999 and December 2001. Mr. Fink serves as Vice Chairman and Treasurer of Knowledge Universe, LLC, positions he has held since August 1998, and serves as an officer or director of other public and privately-held affiliates of Knowledge Universe, LLC. Mr. Fink has served as the Chief Executive Officer of Lawrence Investments, LLC, a private company, since May 2000. Mr. Fink is Chairman of the Board of Directors of LeapFrog Enterprises, Inc., Nobel Learning Communities, Inc. and Spring Group, PLC, a business consulting firm.

Keith D. Grinstein

      Mr. Grinstein, 43, currently serves as a director of Nextera, a position he has held since January 2000, and serves on Nextera’s Audit and Compensation Committees. Mr. Grinstein was a director of Nextel International, Inc. from January 1996 until October 2002, and served as its President from January 1996 until March 1999 and its Chief Executive Officer from January 1996 until August 1999. From 1993 to 1996 Mr. Grinstein held senior operating positions with AT&T Wireless Services, Inc., formerly McCaw Cellular Communications, Inc. From 1990 to 1992 Mr. Grinstein served as Senior Vice President, General Counsel and Secretary of LIN Broadcasting Company. Mr. Grinstein is chairman of the board of directors of Coinstar, Inc. and is also a director of F5 Networks, Inc.

Alan B. Levine

      Mr. Levine, 60, currently serves as a director of Nextera, a position he has held since June 2003, and serves as chairman of Nextera’s Audit Committee in addition to serving on Nextera’s Compensation Committee. Mr. Levine, a certified public accountant, currently provides interim CFO and entrepreneurial consulting services through ABL Associates, a private consulting firm which he founded in May 2002. Mr. Levine served as a director and Chief Financial Officer of Virtual Access Networks, Inc. from September 2001 to April 2002 and Vice President, Chief Financial Officer and Treasurer of Marathon Technologies Corporation from October 1998 to September 2001. In February 2003, Marathon Technologies Corporation filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code. Mr. Levine was a partner with Ernst & Young LLP from 1986 to September 1998.

Stanley E. Maron

      Mr. Maron, 56, currently serves as a director and as Secretary of Nextera, positions he has held since February 1997. Mr. Maron serves on Nextera’s Compensation Committee. Mr. Maron is also a director of LeapFrog Enterprises, Inc., Secretary of Knowledge Universe, LLC., and serves as an officer or director of various public and privately held affiliates of Knowledge Universe LLC and subsidiaries of Nextera. Mr. Maron is a senior partner in the law firm of Maron & Sandler, a position he has held since September 1994.

Richard V. Sandler

      Mr. Sandler, 55, currently serves as Chairman of the Board of Directors of Nextera, a position he has held since December 2003, and has been a director of Nextera since February 1997. Previously, Mr. Sandler served as Vice-Chairman of Nextera from February 2003 until December 2003. Mr. Sandler serves on Nextera’s Compensation Committee. Mr. Sandler also serves as an officer or director of other privately held affiliates of Knowledge Universe LLC. and subsidiaries of Nextera. Mr. Sandler is a senior partner in the law firm of Maron & Sandler, a position he has held since September 1994.

Karl L. Sussman

      Mr. Sussman, 64, currently serves as a director of Nextera, a position he has held since May 2001. Mr. Sussman serves on Nextera’s Audit and Compensation Committees. Mr. Sussman is a director of Private

Client Services at Credit Suisse First Boston (formerly Donaldson Lufkin & Jenrette), a position he has held since July 1987.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

EACH NOMINEE NAMED ABOVE.

Current Board of Directors

      Our Board of Directors currently consists of Messrs. Finerman, Fink, Grinstein, Levine, Maron, Sandler and Sussman. Mr. Fischel, our former Chairman of the Board of Directors, resigned as a director in November 2003 in conjunction with the sale of substantially all of the assets of Lexecon Inc., ERG Acquisition Corp., and CE Acquisition Corp that were used in the economic consulting business (“Asset Sale”) to FTI Consulting, Inc. The number of directors is currently fixed at seven.

COMPENSATION OF DIRECTORS

      During 2003, independent directors received an annual cash retainer fee of $30,000 payable in equal quarterly sums of $7,500, with each quarterly payment being conditioned on participation in at least 75% of the director’s Board and Committee activities and duties during that calendar quarter. Effective January 1, 2004, this annual cash retainer fee was reduced to $20,000 payable in quarterly sums of $5,000. During 2003, with the exception of Mr. Sandler, all other directors received an annual cash retainer fee of $12,000 payable in equal quarterly sums of $3,000, with each quarterly payment being conditioned on participation in at least 75% of the director’s Board and Committee activities and duties during that calendar quarter. Effective January 1, 2004, this annual cash retainer fee was reduced to $8,000 payable in quarterly sums of $2,000. Additionally, except for Mr. Sandler, each director is paid an in-person meeting fee of $1,000 and a telephonic meeting fee of $500 for each meeting attended. Mr. Sandler received a fee of $20,000 per month for his prior services as Vice-Chairman and for his current services as Chairman. Mr. Sandler also received an $800,000 bonus in 2003 in consideration for his services in connection with the successful completion of the Asset Sale. Additionally, Mr. Sandler received an option to purchase 250,000 shares of Class A Common Stock with an exercise price of $0.38 per share, which was equal to the average closing trading price of the Company’s Class A Common Stock over the 30-day period after the date of the grant. Directors are reimbursed for all expenses incurred in connection with attendance at Board of Directors and Committee meetings. Other than the option granted to Mr. Sandler described above, no option grants were made to directors in 2003.

BOARD AND COMMITTEE MEETINGS

      Our Board of Directors held a total of six meetings during the year ended December 31, 2003. During the past fiscal year, each incumbent director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings of Committees of the Board on which he served during the period in which he was a director or Committee member. Four of our directors were present in person or telephonically at our annual meeting of stockholders held last year. We do not have a policy regarding attendance by directors at our annual meetings of stockholders.

      The Board of Directors has established an Audit Committee and a Compensation Committee. We do not have a Nominating Committee or any other committee, nor have we adopted a charter with respect to the nomination of director candidates. Nominations for director are considered and made by the entire Board of Directors. Our Board of Directors does not believe that it is meaningful or appropriate to have a nominating committee because a single stockholder, Knowledge Universe, LLC, controls approximately 71.6% of the voting power of our Common Stock and Preferred Stock. Knowledge Universe, LLC has sufficient voting power to elect all of the members of our Board of Directors.

      We have also not adopted a policy regarding consideration of director candidates recommended by stockholders because there are currently no vacancies on the Board of Directors, we have not received nominations for directors from security holders, and a single stockholder, Knowledge Universe, LLC, is able to elect all of the members of the Board of Directors due to the voting power of the Company’s securities held by Knowledge Universe, LLC. We do not have any specific, minimum qualifications that we apply to potential nominees for director. Because all of the members of our Board of Directors are standing for re-election and there are no vacancies on our Board of Directors, we have not implemented a process for identifying and evaluating nominees for director.

Committees of the Board of Directors

      We have an Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. Our Audit Committee currently consists of Messrs. Grinstein, Levine and Sussman. Our Board of Directors has determined that each of Messrs. Grinstein, Levine and Sussman is an “independent” director as defined by the rules and regulations of The Nasdaq Stock Market. Our Board of Directors has also determined that we have at least one audit committee financial expert serving on the Audit Committee. Our Board of Directors has determined that Mr. Levine meets the requirements of an “audit committee financial expert” as defined by the rules and regulations of the Securities and Exchange Commission and is “independent” as defined by the rules and regulations of The Nasdaq Stock Market.

      The Audit Committee makes recommendations concerning the engagement of independent public accountants; reviews the scope of the audit examination, including fees and staffing; reviews the independence of the auditors; reviews non-audit services provided by the auditors; reviews findings and recommendations of auditors and management’s response; and reviews the internal audit and control function. The Audit Committee held five meetings during the year ended December 31, 2003

      The Compensation Committee consists of Messrs. Grinstein, Levine, Maron, Sandler and Sussman. The Compensation Committee reviews management compensation programs, approves compensation changes for senior executive officers, reviews compensation changes for senior management and other employees and approves grants and administers awards under our option plans. The Compensation Committee held three meetings during the year ended December 31, 2003.

Communication with Members of the Board of Directors

      Our Board of Directors has adopted a process by which stockholders may communicate directly with directors. Stockholders wishing to communicate with our directors should send communications to the Board of Directors, Nextera Enterprises, Inc., One Exeter Plaza, 699 Boylston Street, Boston, MA, 02116, c/o Michael P. Muldowney, President and Chief Financial Officer. All communications sent by stockholders in this manner will be forwarded to the Chairman of the Board of Directors, or to individual directors in the case of communications specifically addressed to an individual director, for consideration.

Compensation Committee Interlocks and Insider Participation

      The law firm of Maron & Sandler has provided legal services to us since February 1997. Messrs. Maron and Sandler, two members of our Compensation Committee, are partners of Maron & Sandler. In 2003, Maron & Sandler billed us approximately $158,000 for legal services rendered. Mr. Sandler also serves as our Chairman and Mr. Maron serves as our Secretary. Since Mr. Sandler became Vice-Chairman and subsequently Chairman of Nextera, no legal fees relating to Mr. Sandler’s services to the Company have been billed to us.

MANAGEMENT

      Biographical information for our executive officers who are not directors is set forth below. There are no family relationships between any director or executive officer and any other director or executive officer. Executive officers serve at the discretion of the Board of Directors. Officers are elected by the Board of Directors annually at its first meeting following the Annual Meeting of Stockholders.

Executive Officers

Michael P. Muldowney

      Mr. Muldowney, 40, joined us in May 1997 as Vice President, Finance and currently serves as our President, a position he has held since December 2003, and Chief Financial Officer, a position he has held since January 1999. Previously, Mr. Muldowney served as Chief Operating Officer from February 2003 until December 2003. Mr. Muldowney also serves as an officer of certain subsidiaries of Nextera. Mr. Muldowney is a certified public accountant and was Corporate Controller as well as a Principal of Mercer Management Consulting, Inc. from 1992 to May 1997, and held various other financial management positions with Mercer from 1989 to 1992.

Michael J. Dolan

      Mr. Dolan, 37, joined us in March 2001 as our Corporate Controller. He currently serves as our Chief Accounting Officer, a position he has held since February 2003, as well as our Corporate Controller. Mr. Dolan is a certified public accountant, and was a senior manager in the Assurance & Advisory Business Services practice of Ernst & Young LLP from 1988 until joining us in 2001.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our Class A Common Stock, Class B Common Stock and other equity securities. Officers, directors and greater-than-ten-percent stockholders are required by Commission regulations to furnish us copies of all Section 16(a) forms they file.

      To our knowledge, based solely on a review of the copies of such reports furnished to the us, during the fiscal year ended December 31, 2003, all Section 16(a) filing requirements applicable to our officers, directors and greater-than-ten-percent beneficial owners were complied with, except that Daniel R. Fischel, our former Chairman of the Board, Chief Executive Officer and President filed a late Form 4 to report the grant of 200,000 stock options and Mr. Muldowney filed a late Form 4 to report the grant of 150,000 stock options and a late Form 5 to report the grant of 150,000 stock options.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth the beneficial ownership of our Class A Common Stock, Class B Common Stock and Series A Preferred Stock as of March 31, 2004, by (i) all those known by us to be beneficial owners of more than 5% of our Common Stock; (ii) each of our directors; (iii) our Chief Executive Officer and our other two most highly paid executive officers; and (iv) all of our directors and executive officers as a group. Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power. Unless otherwise indicated, the address of the persons named below is care of Nextera Enterprises, Inc., One Exeter Plaza, 699 Boylston Street, Boston, Massachusetts 02116.

								Beneficial Ownership of
								Class A and B Common
								Stock and Series A
	Beneficial Ownership			Beneficial Ownership		Beneficial Ownership		Preferred Stock(1)(2)
	of Class A Common			of Class B Common		of Series A Preferred
	Stock(1)(2)			Stock(1)(2)		Stock(1)(2)			Percent of
								Percent of	Common and
	Shares			Shares		Shares		Combined	Preferred
	Beneficially		Percent	Beneficially	Percent	Beneficially	Percent	Voting	Stock
Name of Beneficial Owner	Owned		of Class	Owned	of Class	Owned	of Class	Power(3)	Outstanding

Michael P. Muldowney	537,017	(4)	1.76	—	—	—	—	*	1.58
Richard V. Sandler	150,000	(5)	*	—	—	—	—	*	*
Michael J. Dolan	47,213	(6)	*	—	—	—	—	*	*
Steven Fink	8,873,000	(7)	29.49	3,844,200	100.00	43,284	100.00	71.70	37.63
Ralph Finerman	98,000	(5)	*	—	—	—	—	*	*
Keith D. Grinstein	133,000	(5)	*	—	—	—	—	*	*
Alan B. Levine	—		—	—	—	—	—	—	—
Stanley E. Maron	118,000	(5)	*	—	—	—	—	*	*
Karl Sussman	57,000	(8)	*	—	—	—	—	*	*
David Schneider	2,762,267	(5)	8.42	—	—	—	—	3.56	8.15
Knowledge Universe, LLC	8,810,000	(9)	29.34	3,844,200	100.00	43,284	100.00	71.62	37.44
Lawrence J. Ellison	8,810,000	(9)	29.34	3,844,200	100.00	43,284	100.00	71.62	37.44
Michael R. Milken	8,810,000	(9)	29.34	3,844,200	100.00	43,284	100.00	71.62	37.44
Lowell J. Milken	8,810,000	(9)	29.34	3,844,200	100.00	43,284	100.00	71.62	37.44
All directors and executive officers as a group (9 persons)	10,013,229	(10)	32.14	3,844,200	100.00	43,284	100.00	72.13	40.99

*	Indicates beneficial ownership of less than 1.0% of the outstanding Class A or Class B Common Stock or Series A Preferred Stock, as applicable.

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to securities. Shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days hereof are deemed outstanding and to be beneficially owned by the person holding such options for purposes of computing such person’s percentage ownership, but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except for shares held jointly with a person’s spouse or subject to applicable community property laws, or as indicated in the footnotes to this table, each stockholder identified in the table possesses the sole voting and disposition power with respect to all shares of Common Stock shown as beneficially owned by such stockholder.

(2)	Based on approximately 30,025,441 shares of Class A Common Stock, 3,844,200 shares of Class B Common Stock and 43,284 shares of Series A Preferred Stock outstanding as of March 31, 2004.

(3)	Holders of our Class B Common Stock on the record date will be entitled to 10 votes per share. Holders of our Series A Preferred Stock on the record date will be entitled to 145 votes per share, which equals the number of whole shares of Class A Common Stock into which one share of Series A Preferred Stock is convertible as of the record date.

(4)	Includes 402,917 shares issuable with respect to options exercisable within 60 days of March 31, 2004 and 79,000 shares held by the Muldowney Children Irrevocable Trust. Mr. Muldowney has disclaimed all beneficial ownership of the shares held by the Muldowney Children Irrevocable Trust.

(5)	Represents shares issuable with respect to options exercisable within 60 days of March 31, 2004.

(6)	Includes 36,313 shares issuable with respect to options exercisable within 60 days of March 31, 2004.

(7)	Steven Fink, in his capacity as a director of Knowledge Universe, LLC, may be deemed to have the power to direct the voting and disposition of, and to share beneficial ownership of, any shares of Common Stock and Series A Preferred Stock owned by Knowledge Universe, LLC. Includes 8,810,000 of Class A Common Stock, 3,844,200 shares of Class B Common Stock, and 43,284 shares of Series A Preferred Stock held by Knowledge Universe, LLC of which Mr. Fink has disclaimed all beneficial ownership except to the extent of his pecuniary interest therein. Also includes 63,000 shares issuable with respect to options exercisable within 60 days of March 31, 2004.

(8)	Includes 52,000 shares issuable with respect to options exercisable within 60 days of March 31, 2004.

(9)	Lawrence J. Ellison, Michael R. Milken, and Lowell J. Milken may each be deemed to have the power to direct the voting and disposition of, and to share beneficial ownership of, any shares of Common Stock and Series A Preferred Stock owned by Knowledge Universe, LLC. Lawrence J. Ellison, Michael R. Milken, and Lowell J. Milken may be deemed to be a group within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Lawrence J. Ellison is Chairman and Chief Executive Officer of Oracle Corporation and a director of Knowledge Universe, LLC, and Knowledge Universe, Inc. Michael R. Milken is Chairman of the Board of Directors of Knowledge Universe, LLC. Lowell J. Milken is Vice-Chairman of the Board of Directors of Knowledge Universe, LLC.

(10)	Includes 1,053,229 shares issuable with respect to options exercisable within 60 days of March 31, 2004, and 79,000 shares held by the Muldowney Children Irrevocable Trust of which Mr. Muldowney has disclaimed all beneficial ownership.

EXECUTIVE COMPENSATION

      The following table sets forth all compensation paid or accrued for the years ended December 31, 2001, 2002 and 2003 for our Chief Executive Officer and our other two most highly compensated executive officers whose compensation exceeded $100,000 in 2003 (collectively, the “Named Executive Officers”).

Summary Compensation Table

					Long Term
					Compensation
					Awards

					Securities
		Annual Compensation			Underlying
	Fiscal				Options	All Other
Name and Position	Year	Salary	Bonus(8)		(# of Shares)	Compensation

Michael P. Muldowney	2003	$310,000	$337,500		400,000	$14,000
President and Chief Financial Officer	2002	$300,000	$175,000		150,000	$14,000
	2001	$285,000	$150,000		60,000	—
Richard Sandler(1)	2003	$220,000	$800,000		250,000	$—
Chairman of the Board of Directors
Michael J. Dolan(2)	2003	$157,500	$130,000		50,000	$8,000
Chief Accounting Officer and	2002	$150,000	$60,000		40,000	$8,000
Corporate Controller	2001	$104,647	$31,250		25,000	$4,186
Former Executives
Daniel R. Fischel(3)	2003	$1,508,000	$2,785,532	(4)	400,000	$15,074,024 (5)
Chairman of the Board of Directors,	2002	$1,515,000	$2,467,207		—	$9,453
Chief Executive Officer and President	2001	$944,200	$3,246,725		1,500,000	$7,788
David Schneider(6)	2003	$750,000	$—		—	$10,400
Chairman of the Board of Directors,	2002	$750,000	$275,000		300,000	$32,000
Chief Executive Officer and President	2001	$750,000	$300,000		3,062,267 (7)	$29,489

(1)	Mr. Sandler was named Vice-chairman of the Board of Directors and an executive officer in February 2003 and Chairman of the Board of Directors in December 2003.

(2)	Mr. Dolan was named Chief Accounting Officer and an executive officer in February 2003. He joined the Company in March 2001.

(3)	Mr. Fischel was named Chairman of the Board of Directors, Chief Executive Officer and President in February 2003. Mr. Fischel was named an executive officer of the Company in August 2002. Mr. Fischel resigned his positions with the Company in November 2003.

(4)	Includes $2,093,888 assumed and paid by FTI Consulting, Inc. in connection with the Asset Sale on November 28, 2003.

(5)	Includes $15,000,000 of non-compete payments made to Mr. Fischel (including $675,000 paid by FTI Consulting, Inc. which was assumed in connection with the Asset Sale on November 28, 2003).

(6)	Mr. Schneider was named Chief Executive Officer and President in October 2000, and resigned his positions as Chairman of the Board of Directors, Director, Chief Executive Officer and President in February 2003.

(7)	Includes options to purchase 2,762,267 shares of our Class A Common Stock. Also includes options that Nextera Enterprises Holdings granted to Mr. Schneider to purchase 300,000 shares of our Class A Common Stock owned by it (see “Compensation Arrangements and Employment Agreements”).

(8)	2003 bonuses for Messrs. Muldowney, Sandler, and Dolan include bonuses of $162,500, $800,000 and $70,000, respectively, in consideration for services in connection with the successful completion of the Asset Sale.

Compensation Arrangements and Employment Agreements

David Schneider

      On October 25, 2000, we entered into an employment agreement with David Schneider, our former Chairman of the Board of Directors, Chief Executive Officer and President, under which we agreed to pay Mr. Schneider a minimum annual base salary of $750,000 and an annual bonus to be determined by our Board of Directors of up to $750,000 if we equal or exceed our projected revenue and income figures. Mr. Schneider was also entitled to benefits under our benefit plans and entered into a Noncompete, Non-Solicitation, Proprietary Information, Confidentiality and Inventions Agreement. Pursuant to the terms of the employment agreement, we nominated Mr. Schneider, and he was elected, to serve on our Board of Directors. In connection with his appointment as our Chief Executive Officer and President, we granted Mr. Schneider options to purchase up to 2,762,267 shares of our Class A Common Stock at an exercise price of $2.00 per share. All of these options are subject to adjustment for stock splits, reverse stock splits, stock dividends and other similar transactions affecting such shares.

      In addition, in connection with Mr. Schneider’s appointment as our Chief Executive Officer and President, Nextera Enterprises Holdings, Inc. granted Mr. Schneider options to purchase from it up to 300,000 shares of our Class A Common Stock held by it, at an exercise price of $2.00 per share, subject to adjustments for stock splits, reverse stock splits, stock dividends and other similar transactions affecting such shares. These options have a term of ten years and will vest as follows: 75,000 options vested on October 25, 2001 and every three months thereafter an additional 18,750 options will vest.

      On February 3, 2003, David Schneider resigned his positions as Chairman of the Board of Directors, Director, Chief Executive Officer and President of the Company. Pursuant to the terms of his letter of resignation, dated January 9, 2003, Mr. Schneider received his annual base salary of $750,000, paid semi-monthly, through the first anniversary of the date his resignation. Mr. Schneider continues to be subject to his Noncompete, Non-Solicitation, Proprietary Information, Confidentiality and Inventions Agreement. The options to purchase up to 2,762,267 shares of our Class A Common Stock at an exercise price of $2.00 per share and the options to purchase up to 300,000 shares of our Class A Common Stock from Nextera Enterprises Holdings, Inc at an exercise price of $2.00 per share, both of which were granted to Mr. Schneider at the time of his initial employment, became fully vested and exercisable on February 3, 2003, and remain subject to adjustment for stock splits, reverse stock splits, stock dividends and other similar transactions affecting such shares. Included within the options to purchase 2,762,267 shares are options to purchase 1,000,000 shares (the “Special Options”) granted under Mr. Schneider’s employment agreement. Under the terms of the employment agreement, when Mr. Schneider exercises the Special Options, we will pay him a cash bonus in an aggregate amount equal to the exercise price of the Special Options times the number of Special Options exercised, subject to all applicable taxes and withholding.

Daniel R. Fischel

      On December 31, 2002, we, together with Lexecon Inc., our wholly-owned subsidiary, entered into an employment and non-compete agreement (the “Agreement”) with Daniel R. Fischel. Under the Agreement, we paid Mr. Fischel a signing bonus of $2,000,341. The Agreement contained a non-competition covenant whereby Mr. Fischel agreed not to take certain actions to compete against us through January 15, 2003. We exercised an option to extend the non-competition covenant and continue Mr. Fischel’s employment with us through July 15, 2003 by paying Mr. Fischel $2,500,000 on January 7, 2003.

      When we exercised our option to extend the non-competition covenant and continue Mr. Fischel’s employment with us through July 15, 2003, under the Agreement Mr. Fischel transferred 951,887 shares of our Class A Common Stock, plus options to purchase 507,490 shares of our Class A Common Stock with an exercise price greater than $1.00 per share, to us. Mr. Fischel retained options to purchase 1,500,000 of our Common Stock with an exercise price less than $1.00 per share, and we issued options to purchase 200,000 shares of our Class A Common Stock with an exercise price of $0.625 per share to him. These options were not exercisable unless the price of our Class A Common Stock, adjusted for stock splits and similar transactions, equaled or exceeded $2.00 per share for 20 consecutive trading days between July 1, 2007 through December 31, 2008, or unless the Company was sold, as defined. Mr. Fischel elected not to exercise such options within 90 days of the Asset Sale and such options expired.

      We exercised a second option to extend the non-competition covenant and continue Mr. Fischel’s employment with us through January 15, 2004 by paying Mr. Fischel $1,700,000 plus interest in July 2003 and $800,000 plus interest through a series of payments through the closing of the Asset Sale on November 28, 2003. $675,000 of the $800,000 obligation was assumed at the Asset Sale and paid by FTI Consulting, Inc. at the closing.

      In accordance with the terms of the asset purchase agreement with FTI Consulting, Inc. and us, we exercised the third option to extend the non-competition covenant and paid Mr. Fischel $10,000,000 in connection with the closing of the Asset Sale on November 28, 2003. Mr. Fischel has no further non-compete obligation to us.

Michael P. Muldowney

      On October 24, 2000, we entered into an employment agreement with Michael P. Muldowney, our President and Chief Financial Officer. The agreement provides for a term of one year and automatically renews for additional one-year periods unless either party provides at least 30 days notice of its intention not to renew. Pursuant to the agreement, Mr. Muldowney currently receives an annual base salary of $310,000 and an annual discretionary bonus in an amount determined by our Board of Directors, as well as benefits under our benefit plans. Mr. Muldowney is also subject to noncompetition, nondisclosure, and nonsolicitation covenants.

Richard V. Sandler

      Effective February 1, 2003, Richard V. Sandler began serving as Vice Chairman of the Board of Directors on a month to month basis. Pursuant to the terms of his letter of acceptance, dated February 1, 2003, Mr. Sandler is paid $20,000 per month for such services and Mr. Sandler continues to receive $20,000 per month for his services as our Chairman of the Board of Directors. Maron & Sandler does not charge the Company for the time that Mr. Sandler spends on Nextera matters.

Michael J. Dolan

      On February 12, 2001, we entered into an oral agreement with Michael Dolan regarding his employment as our Corporate Controller, which was memorialized in a letter and later formalized in an agreement effective January 1, 2004. Under this written agreement, Mr. Dolan receives a base salary of $157,500 per year, paid semi-monthly, plus a bonus, with an annual salary review. Mr. Dolan also receives benefits under our benefit plans. In addition, Mr. Dolan is subject to noncompetition, nondisclosure, and nonsolicitation covenants. In February 2003, Mr. Dolan was named our Chief Accounting Officer.

Option Grants

      The following table sets forth information regarding stock options granted to the Named Executive Officers in 2003.

STOCK OPTION GRANTS IN 2003

					Potential Realizable
	Individual Grants				Value at Assumed
					Annual Rates of
	Number of	Percent of			Stock Price
	Securities	Total Options			Appreciation for
	Underlying	Granted to	Exercise		Option Term(1)
	Options	Employees in	Price	Expiration
Name	Granted	Fiscal 2003	($/SH)	Date	5%	10%

Michael P. Muldowney	150,000	36.36%	$0.44	2/03/13	$41,507	$105,187
	250,000		$0.38	12/08/13	$59,745	$151,406
Richard V. Sandler	250,000	22.73%	$0.38	12/08/13	$59,745	$151,406
Michael J. Dolan	50,000	4.55%	$0.38	12/08/13	$11,949	$30,381
Daniel R. Fischel(2)	200,000	36.36%	$0.625	1/07/13	$78,612	$199,218
	100,000		$0.21	4/23/13	$13,207	$33,469
	50,000		$0.50	4/23/13	$15,722	$39,844
	50,000		$1.00	4/23/13	$31,445	$79,687
David Schneider	—	—	—	—	—	—

(1)	The potential realizable values are based on an assumption that the stock price of our Class A Common Stock will appreciate at the annual rate shown (compounded annually) from the date of grant until the end of the option term, net of the option exercise price. These values do not take into account amounts required to be paid as income taxes under the Internal Revenue Code and any applicable state laws or option provisions providing for termination of an option following termination of employment, non-transferability or vesting. These amounts are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect our estimate of future stock price growth of the shares of the Class A Common Stock, nor do they give effect to any actual appreciation in the Class A Common Stock. Actual gains, if any, on stock option exercises are dependent on the future performance of the Class A Common Stock and overall stock market conditions.

(2)	Mr. Fischel’s 2003 option grants to purchase 400,000 shares of our Class A Common Stock expired when they were not exercised within 90 days of his termination of employment.

Equity Compensation Plans

      The following table sets forth information with respect to our equity compensation plans in effect during the year ended December 31, 2003.

Number of
	Securities to be		Number of Securities
	Issued Upon	Weighted-Average	Remaining Available for
	Exercise of	Exercise Price of	Future Issuance Under
	Outstanding	Outstanding	Equity Compensation Plans
	Options, Warrants	Options, Warrants	(Excluding Securities
	and Rights	and Rights	Reflected in Column (a))
Plan Category	(a)	(b)	(c)

EQUITY COMPENSATION PLANS APPROVED BY SECURITY HOLDERS	19,522,901	$3.14	24,161,890
EQUITY COMPENSATION PLANS NOT APPROVED BY SECURITY HOLDERS	197,760	1.50	—

TOTAL	19,720,661	$3.12	24,161,890

Description of Non-Security Holder-Approved Plans

      In 1999 we issued fully-vested options to purchase 197,760 shares of our Class A Common Stock to certain non-stockholder key employees of Lexecon Inc. without stockholder approval. We issued these options as part of agreements we entered into with them in connection with our acquisition of Lexecon. The number of shares of Class A Common Stock subject to the options was determined based on the price per share in our initial public offering of the Class A Common Stock, ranging from a minimum of 31,560 shares if the price per share in the offering was $17.50 or higher, to a maximum of 197,760 shares if the price per share in the offering was $12.50 or less. We issued options to purchase the maximum of 197,760 shares to these key employees because the price per share in the offering was less than $12.50.

2003 Aggregated Option Exercises and Year-End Option Values

      The following table sets forth certain information with respect to the exercise of options to purchase our Class A Common Stock during the year ended December 31, 2003, and the unexercised options held and the value thereof at that date, for each of the Named Executive Officers.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money
			Options at		Options at
	Shares	Value	Fiscal Year-End (#)		Fiscal Year-End ($)(1)
	Acquired on	Realized
Name	Exercise	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Michael P. Muldowney	—	$—	274,958	535,042	$—	$5,000
Richard V. Sandler	—	$—	105,000	385,000	$—	$5,000
Michael J. Dolan	—	$—	25,188	89,813	$—	$1,000
Daniel R. Fischel(2)	—	$—	1,700,000	200,000	$75,000	$19,000
David Schneider	—	$—	2,762,267	—	$—	$—

(1)	Represents the closing price per share of the underlying shares on the last trading day of 2003 less the option exercise price multiplied by the number of shares. The closing price per share was $0.40 on the last trading day of 2003 as quoted by the Pink Sheets LLC.

(2)	Mr. Fischel’s options expired when they were not exercised within 90 days of his termination of employment.

PERFORMANCE GRAPH

      The following graph compares total stockholder return on our Class A Common Stock since May 18, 1999 to three indices: the Nasdaq Composite Index, U.S. companies, and our peer group that we have selected. The graph assumes an initial investment of $100 on May 18, 1999 and reinvestment of all dividends.

	5/18/99	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03

NEXTERA ENTERPRISES, INC	100.00	144.06	6.30	3.92	3.92	4.03
PEER GROUP INDEX	100.00	47.61	15.92	26.01	23.68	68.44
NASDAQ MARKET INDEX (U.S.)	100.00	167.23	105.88	81.73	57.18	86.93

      The closing price of our Class A Common Stock on December 31, 2003, the last trading day of 2003, was $0.40 per share.

      Our peer group is comprised of Navigant Consulting, Inc. and Charles River Associates Incorporated.

REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Board of Directors (the “Compensation Committee”) administers our executive compensation program and establishes the salaries of our executive officers. The Compensation Committee consists of three outside Directors: Messrs. Grinstein, Levine, and Sussman. The Compensation Committee also includes Messrs. Maron and Sandler.

Compensation Philosophy

      The general philosophy of the Compensation Committee is to provide executive compensation designed to enhance our enterprise value, including annual compensation, consisting of salary and bonus awards, and long-term compensation, consisting of stock options and other equity based compensation. To this end, the Compensation Committee designs compensation plans and incentives to link the financial interests of the Company’s executive officers to the interests of its stockholders, to encourage support of the Company’s long-term goals, to tie executive compensation to the Company’s performance, to attract and retain talented leadership and to encourage significant ownership of the Company’s common stock by executive officers.

      In making decisions affecting executive compensation, the Compensation Committee reviews the nature and scope of the executive officer’s responsibilities as well as his or her effectiveness in supporting the Company’s long-term goals. The Compensation Committee also considers the compensation practices of other organizations that compete with the Company. Based upon these and other factors which it considers relevant, and in light of the Company’s overall long-term performance, the Committee has considered it appropriate, and in the best interest of the stockholders, to set the overall executive compensation at competitive market levels to enable the Company to continue to attract, retain and motivate the highest level of executive personnel.

      There are two primary types of compensation provided to the Company’s executive officers:

•	Annual compensation, which includes base salary intended to provide a stable annual salary at a level consistent with individual contributions, and annual performance bonuses intended to link officers’ compensation to the Company’s and the individual’s performance.

•	Long-term compensation, which includes stock or other equity based compensation and long-term incentive awards intended to encourage actions to maximize shareholder value.

Annual Compensation

Base Salary

      Consistent with its stated philosophy, the Compensation Committee aims to position base salaries for the Company’s executive officers annually at levels that are equal to or slightly higher than the comparison group, with consideration of the performance of the Company, individual performance of each executive and the executive’s scope of responsibility in relation to other officers and key executives within the Company. In selected cases, other factors may also be considered.

Annual Incentive Bonuses

      The Company pays cash bonuses to its executive officers at the end of each fiscal year based primarily on Company performance in relation to predetermined objectives, individual executive performance for the year then ended and compensation survey information for executives employed within the Company’s market segment. An executive’s bonus in any given year varied depending on:

•	The ability of the executive to meet financial targets.

•	Key contributions made by the executive during the year.

•	Industry practice.

      In addition, certain executive officers’ employment contracts require us to make bonus payments based on criteria set forth in the employment contracts.

Long-Term Compensation

      The Compensation Committee is committed to long-term incentive programs for executives that promote the long-term growth of the Company. The Compensation Committee believes that the management employees should be rewarded with a proprietary interest in the Company for continued long-term performance and to attract, motivate and retain qualified and capable executives.

Equity Based Compensation

      The Company grants stock options to provide long-term incentives and to align employee and stockholder long-term interest. Stock options provide a direct link between compensation and stockholder return. The exercise price of stock options granted to executives is generally equal to the fair market value of the Company’s Class A Common Stock on the date of the grant. The vesting schedule for options granted under the Company’s option plans is generally set to emphasize the long-term incentives provided by option grants. A longer vesting schedule is generally selected to encourage executives to consider the long-term welfare of the Company and to establish a long-term relationship with the Company. It is also designed to reduce executive turnover and to retain the trained skills of valued employees.

      The number of options granted to individual executive officers depends upon the executive’s position at the Company, his or her performance prior to the option grant and market practices within the consulting industry. Because the primary purposes of granting options are to provide incentives for future performance and retain highly skilled and valued executives, the Committee considers the number of shares that are not yet exercisable by an executive under previously granted options when granting additional stock options.

Compensation of Chief Executive Officer

      During 2003, David Schneider, the Company’s Chief Executive Officer until February 2003, received base annual salary of $750,000, which is the same annual base salary paid to him during 2002, in accordance with his employment agreement.

      Daniel R. Fischel was named Chief Executive Officer and President in February 2003. Mr. Fischel’s compensation was established in his employment and non-compete agreement entered into on December 31, 2002. Mr. Fischel received a base compensation equal to his billable hours times Lexecon’s hourly billing rate for Mr. Fischel’s services, which rate is set by Mr. Fischel with notice to Lexecon. Mr. Fischel’s bonus has been established as a percentage of the operating income of the Company’s Chicago office. The Compensation Arrangements and Employment Agreements section of this Proxy Statement contains additional information regarding Mr. Fischel’s compensation. During 2003, the Chief Executive Officer received stock options to purchase 400,000 aggregate shares of the Company’s Class A Common Stock as shown on the Summary Compensation Table. Mr. Fischel resigned his employment with the Company in conjunction with the Asset Sale on November 28, 2003.

      Michael P. Muldowney was named President in December 2003 and currently receives an annual base salary of $310,000 and an annual discretionary bonus in an amount determined by our Board of Directors, in accordance with his employment agreement. The compensation committee approved a bonus of $337,500 for Mr. Muldowney during 2003 based on his contributions to the Company in 2003 and for his services in connection with the successful completion of the Asset Sale. During 2003, Mr. Muldowney received stock options to purchase 400,000 aggregate shares of the Company’s Class A Common Stock as shown on the Summary Compensation Table.

Internal Revenue Code Section 162(m)

      The Compensation Committee also considers the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”). Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the Chief Executive Officer and the other senior executive officers, other than compensation that is performance-based under a plan that is approved by the shareholders of the corporation and that meets certain other technical requirements. Based on these requirements, the Compensation Committee has determined that Section 162(m) will not prevent us from receiving a tax deduction for any of the compensation paid to executive officers.

      Submitted on April 16, 2004 by the members of the Compensation Committee of the Nextera’s Board of Directors.

Keith D. Grinstein Alan B. Levine Stanley E. Maron Richard V. Sandler Karl Sussman

CERTAIN TRANSACTIONS

Debentures and Series A Cumulative Convertible Preferred Stock

      On December 14, 2000, we entered into a Note Conversion Agreement (the “Note Conversion Agreement”) with Knowledge Universe, Inc., an affiliate of our controlling stockholder. Under the terms of the Note Conversion Agreement, Knowledge Universe, Inc. converted $21,000,000 of debentures into 210,000 shares of $0.001 par value Series A Cumulative Convertible Preferred Stock. The Series A Preferred Stock bears dividends at a 10% rate from issuance through June 30, 2001 and at a 7% rate thereafter. Such dividends are payable quarterly in arrears in cash or, at our option, in additional nonassessable shares of Series A Preferred Stock. To date, all Series A Preferred Stock dividends accrued in the form of additional nonassessable shares.

      The Series A Preferred Stock carries a liquidation preference equal to $100 per share and is convertible into Class A Common Stock at the option of the holder beginning on June 30, 2001. The Series A Preferred Stock is currently convertible at a price equal to $0.6875 per share, the closing price of our Class A Common Stock on December 13, 2000. Each holder of Series A Preferred is entitled to vote on matters presented to stockholders on an as converted basis.

      Beginning on December 14, 2004, in the event that the average closing price of our Class A Common Stock for the 30 days prior to the redemption is at least $1.0313, the Series A Preferred Stock may be redeemed at our option at a price equal to $106 per share plus accrued unpaid dividends through December 14, 2005. Each year thereafter, the redemption price will decrease $1 per share until December 14, 2010, at which point the redemption price will be fixed at $100 per share plus accrued unpaid dividends.

      Effective July 23, 2002, we exchanged $20.0 million of Series A Preferred Stock into a debenture (the “Exchange Debenture”) with terms equivalent to those contained in the debentures that were exchanged for the Series A Preferred Stock on December 14, 2000. Solely for purposes of determining the principal amount of the Exchange Debenture (pursuant to the original terms of the debenture agreement), the Series A Preferred Stock was deemed to have accrued dividends at a rate equal to 12%, retroactive to December 14, 2000. Accordingly, the principal amount of the Exchange Debenture was $21.3 million on July 23, 2002. After the exchange of the Series A Preferred for the Exchange Debenture, $3.9 million of Series A Preferred Stock remained outstanding.

      Periodically, Knowledge Universe, Inc. or its subsidiaries, have advanced funds to the Company in exchange for debentures from the Company. Principal and interest amounts due under all debentures were subordinate to borrowings under the Senior Credit Facility. Interest accrued on the debentures at a rate of 10%, however, cash payments were restricted under the senior credit facility entered into between the

Company and its senior lenders (Senior Credit Facility). Upon the closing of the Asset Sale on November 28, 2003, the Company made a payment of $52.2 million to repay all debentures and related interest in full.

      In connection with an amendment to our Senior Credit Facility, affiliates of Knowledge Universe, Inc. guaranteed $2.5 million of our obligations under the Senior Credit Facility and posted a letter of credit as collateral for guaranty for which it was granted a security interest in all of our assets, junior and subordinated to the security interest of the lenders under the Senior Credit Facility.

      During 2003, as required by the Company’s senior lenders, Knowledge Universe, Inc. purchased a $7.5 million junior participation in the Senior Credit Facility. Such funds were repaid in full during the year, substantially at the Asset Sale closing.

      Steven B. Fink, a director of the Company, is a director and officer of Knowledge Universe, LLC.

Legal Services

      The law firm of Maron & Sandler has provided legal services to us since February 1997. Messrs. Maron and Sandler, two members of our Compensation Committee, are partners of Maron & Sandler. In 2003, Maron & Sandler billed us approximately $158,000 for legal services rendered. Mr. Sandler also serves as our Chairman and Mr. Maron serves as our Secretary. Since Mr. Sandler became Vice-Chairman and subsequently Chairman of Nextera, no legal fees relating to Mr. Sandler’s services to the Company have been billed to us.

Auditor Fees and Services

      The Audit Committee and the Board of Directors have selected Ernst & Young LLP to continue as independent auditors to audit the financial statements of the Company for the year ended December 31, 2004. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Independent Auditor Fee Information

      Fees for professional services provided by our independent auditors in each of the last two fiscal years, in each of the following categories are:

	2003	2002

Audit Fees	$175,000	$171,500
Audit-Related Fees	57,000	27,500
Tax Fees	103,813	136,278
All Other Fees	—	—

	$335,813	$335,278

      Fees for audit services include fees associated with the annual audit review, reviews of the Company’s quarterly reports on Form 10-Q, and other services associated with regulatory filings. Audit related fees principally included accounting consultation, employee benefit plan audits, and due diligence related procedures in connection with the sale of business units. Tax fees include tax compliance and tax consultations.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditors

      The Audit Committee’s policy is to pre-approve all audit and non-audit services by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to Mr. Levine, the Chairman of the Audit Committee, for services required on an expedited basis. The independent auditors and management are required to periodically report to the full Audit

Committee regarding the extent of services proved by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. All of the audit, audit-related, tax and other services provided by Ernst & Young LLP in fiscal year 2003 and related fees were approved in accordance with the Audit Committee’s policy.

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee of the Board of Directors (the “Audit Committee”) is composed of independent directors as defined by the rules and regulations of The Nasdaq Stock Market. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors, a copy of which is attached to this proxy statement as Appendix A.

      The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

      The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communication with Audit Committees). In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independent discussions with audit committees) and considered the compatibility of non-audit services with the auditors’ independence.

      The Committee discussed with the Company’s independent auditors the overall scope and plans for the audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

      In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission. The Committee and the Board of Directors have also selected Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2004.

Alan B. Levine, Audit Committee Chairman

Keith D. Grinstein, Audit Committee Member
Karl L. Sussman, Audit Committee Member

April 16, 2004

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

      The Board of Directors has selected Ernst & Young LLP as our independent auditors for the year ending December 31, 2004 and has directed that management submit the selection of independent auditors to the stockholders for ratification at the Annual Meeting. Ernst & Young LLP audited our financial statements for the years ended December 31, 2001, 2002 and 2003. During the year ended December 31, 2003, Ernst & Young LLP served as the Company’s principal auditors and provided certain tax and other services. See “Auditor Fees and Services”. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

      Stockholders are not required to ratify the selection of Ernst & Young LLP as our independent auditors. However, we are submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If you fail to ratify the selection, the Board of Directors and the Audit Committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the Board of Directors and the Audit Committee in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in our best interests and the best interests of our stockholders.

      The affirmative vote of the holders of a majority of the voting power of the shares represented and voting at the meeting will be required to ratify the selection of Ernst & Young LLP.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” PROPOSAL 2.

STOCKHOLDER PROPOSALS

      Any stockholder who desires to present proposals at the 2005 annual meeting of stockholders and to have such proposals set forth in the proxy statement and form of proxy mailed in conjunction with such annual meeting must submit such proposals in writing to our Secretary no later than January 24, 2005. Our Bylaws require that for nominations of persons for election to our Board of Directors or the proposal of business to be considered by the stockholders at an annual meeting, a stockholder must give timely written notice thereof. To be timely for the 2005 annual meeting of stockholders, such notice must be delivered to our Secretary at our principal executive office, at One Exeter Plaza, 699 Boylston Street, Boston, Massachusetts 02116, not less than 60 days nor more than 90 days prior to the close of business on May 24, 2005, provided, that if the 2005 annual meeting of stockholders is advanced or delayed by more than 30 days from May 24, 2005, such notice must be delivered not earlier than the close of business on the 90th day prior to the 2005 annual meeting and not later than the close of business on the later of the 60th day prior to the 2005 annual meeting or the 10th day following the earlier of (i) the day on which notice of the meeting was mailed or (ii) the date we first publicly announce the date of the 2005 annual meeting. The stockholder’s notice must contain and be accompanied by certain information as specified in the Bylaws. It is recommended that any stockholder desiring to make a nomination or submit a proposal for consideration obtain a copy of our Bylaws, which may be obtained without charge from our Secretary upon written request addressed to the Secretary at our principal executive offices.

OTHER MATTERS

      The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

      A copy of the our Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission, excluding exhibits, may be obtained by stockholders without charge by written request addressed to One Exeter Plaza, 699 Boylston Street, Boston, Massachusetts 02116.

By Order of the Board of Directors

STANLEY E. MARON
Secretary

April 23, 2004

APPENDIX A

Purpose

      The purpose of the Audit Committee (the “Committee”) is to provide assistance to the Board of Directors (the “Board”) of Nextera Enterprises, Inc. (the “Company”) in fulfilling the Board’s oversight responsibilities regarding the Company’s accounting and system of internal controls, the quality and integrity of the Company’s financial reports and the independence and performance of the Company’s independent auditor. In so doing, the Committee should endeavor to maintain free and open means of communication between the members of the Committee, other members of the Committee, other members of the Board, the independent auditor and the financial management of the Company.

Membership

      The Committee shall consist of three members of the Board. The members shall be appointed by action of the Board and shall serve at the discretion of the Board. Each Committee member shall satisfy the “independence” requirements of The Nasdaq Stock Market. Each Committee member must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement or must be able to do so within a reasonable period of time after his or her appointment to the Committee. At least one Committee member must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background (including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities) which results in the Committee member’s financial sophistication. This member must meet the definition of a “financial expert” as defined by the Securities and Exchange Commission.

Committee Organization and Procedures

      1. The members of the Committee shall appoint a Chair of the Committee by majority vote. The Chair (or in his or her absence, a member designated by the Chair) shall preside at all meetings of the Committee.

      2. The Committee shall have the authority to establish its own rules and procedures consistent with the bylaws of the Company for notice and conduct of its meetings, should the Committee, in its discretion, deem it desirable to do so.

      3. The Committee shall meet at least twice in each fiscal year, and more frequently as the Committee in its discretion deems desirable.

      4. The Committee may, in its discretion, include in its meetings members of the Company’s financial management, representatives of the independent auditor, the senior manager responsible for internal audit and other financial personnel employed or retained by the Company. The Committee may meet with the independent auditor or the senior manager responsible for the internal audit function in separate executive sessions to discuss any matters that the Committee believes should be addressed privately, without management’s presence. The Committee may likewise meet privately with management, as it deems appropriate.

      5. The Committee may, in its discretion, utilize the services of the Company’s regular corporate legal counsel with respect to legal matters or, at its discretion, retain other legal counsel if it determines that such counsel is necessary or appropriate under the circumstances.

Responsibilities

Independent Auditor

      6. The independent auditor shall be ultimately accountable to the Committee and the Board in connection with the audit of the Company’s annual financial statements and related services. In this regard, the Committee shall periodically evaluate the performance of the independent auditor and, if necessary, recommend that the Board replace the independent auditor.

      7. The Committee shall approve the fees to be paid to the independent auditor and any other terms of the engagement of the independent auditor.

      8. The Committee shall receive from the independent auditor, at least annually, a written statement delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1. The Committee shall actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that, in the view of the Committee, may impact the objectivity and independence of the independent auditor. If the Committee determines that further inquiry is advisable, the Committee shall recommend that the Board take any appropriate action in response to the independent auditor’s report to satisfy itself of the auditor’s independence.

Annual Audit

      9. The Committee shall meet with the independent auditor and management of the Company in connection with each annual audit to discuss the scope of the audit and the procedures to be followed.

      10. The Committee shall review1 and discuss the audited financial statements with the management of the Company.

      11. The Committee shall discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 as then in effect including, among others, (i) the methods used to account for any significant unusual transactions reflected in the audited financial statements; (ii) the effect of significant accounting policies in any controversial or emerging areas for which there is a lack of authoritative guidance or a consensus to be followed by the independent auditor; (iii) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor’s conclusions regarding the reasonableness of those estimates; and (iv) any disagreements with management over the application of accounting principles, the basis for management’s accounting estimates or the disclosures in the financial statements.

      12. The Committee shall, based on the review and discussions in paragraphs 11 and 12 above, and based on the disclosures received from the independent auditor regarding its independence and discussions with the auditor regarding such independence in paragraph 8 above, recommend to the Board whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K for the fiscal year subject to the audit.

Quarterly Review

      13. The independent auditor is required to review the interim financial statements to be included in any Form 10-Q of the Company using professional standards and procedures for conducting such reviews, as established by generally accepted auditing standards as modified or supplemented by the Securities and Exchange Commission, prior to the filing of the Form 10-Q. Furthermore, prior to filing the Form 10-Q, the independent auditor shall meet, either in person or telephonically, with the Committee as a whole or the Committee Chair to discuss their findings.

      1 Auditing literature, particularly, Statement of Accounting Standards No. 71, defines the term “review” to include a particular set of required procedures to be undertaken by independent accountants. The members of the Audit Committee are not independent accountants, and the term “review” as used in this Audit Committee charter is not intended to have this meaning. Consistent with footnote 47 of SEC Release No. 34-42266, any use in this Audit Committee Charter of the term “review” should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of interim financial statements.

Internal Controls

      14. The Committee shall discuss with the independent auditor and the senior manager responsible for the internal audit function, at least annually, the adequacy and effectiveness of the accounting and financial controls of the Company, and consider any recommendations for improvement of such internal control procedures.

      15. The Committee shall discuss with the independent auditor and with management any management letter provided by the independent auditor and any other significant matters brought to the attention of the Committee by the independent auditor as a result of its annual audit. The Committee should allow management adequate time to consider any such matters raised by the independent auditor.

      16. The Committee shall discuss at least annually with the senior manager responsible for internal audit the activities and organizational structure of the Company’s internal audit function and the qualifications of the primary personnel performing such function. Such senior manager shall be granted unfettered access to the Committee.

Other Responsibilities

      17. The Committee shall review and reassess the Committee’s charter at least annually and submit any recommended changes to the Board for its consideration.

      18. The Committee shall provide the report for inclusion in the Company’s Annual Proxy Statement required by Item 306 of Regulation S-K of the Securities and Exchange Commission.

      19. The Committee, through its Chair, shall report periodically, as deemed necessary or desirable by the Committee, but at least annually, to the full Board regarding the Committee’s actions and recommendations, if any.

NEXTERA ENTERPRISES, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 24, 2004

The undersigned stockholder of Nextera Enterprises, Inc., a Delaware corporation (the “Company”), hereby appoints Richard V. Sandler and Michael P. Muldowney, and each of them, as proxies for the undersigned with full power of substitution, to attend the annual meeting of the Company’s stockholders to be held on May 24, 2004 and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and revokes any proxy heretofore given with respect to such meeting.

The Board of Directors recommends a vote FOR Proposals 1 and 2.

Proposal 1. — To elect the following persons who are nominees to the Company’s Board of Directors:

Ralph Finerman	Alan B. Levine	Richard V. Sandler
Steven B. Fink	Stanley E. Maron	Karl Sussman
Keith D. Grinstein

FOR	WITHHOLD AUTHORITY For all (except as indicated to the contrary below)
☐	☐

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below)

Proposal 2. — To ratify the selection of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2004.

FOR	AGAINST	ABSTAIN
☐	☐	☐

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 and 2.

In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

All other proxies heretofore given by the undersigned to vote shares of stock of the Company, which the undersigned would be entitled to vote if personally present at the annual meeting or any adjournment or postponement thereof, are hereby expressly revoked.

PLEASE DATE THIS PROXY AND SIGN IT EXACTLY AS YOUR NAME OR NAMES APPEAR BELOW. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF SHARES ARE HELD BY A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY THE

PRESIDENT OR OTHER AUTHORIZED OFFICER. IF SHARES ARE HELD BY A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AN AUTHORIZED PERSON.

Signature(s)	Dated:	, 2004

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE. IF YOUR ADDRESS IS INCORRECTLY SHOWN, PLEASE PRINT CHANGES.